NEUBERGER BERMAN EQUITY FUNDS
CLASS C
PLAN PURSUANT TO RULE 12b-1

SCHEDULE A

Class C of the following series of Neuberger Berman Equity Funds are subject to this Plan Pursuant to 12b-1, at the fee rates specified:

Series	Distribution Fee(as a Percentage of Average Daily Net Assets of Class C)

Neuberger Berman Climate Change Fund	0.75%
Neuberger Berman Emerging Markets Equity Fund	0.75%
Neuberger Berman Equity Income Fund	0.75%
Neuberger Berman Guardian Fund	0.75%
Neuberger Berman International Large Cap Fund	0.75%
Neuberger Berman Large Cap Disciplined Growth Fund	0.75%
Neuberger Berman Large Cap Value Fund	0.75%
Neuberger Berman Mid Cap Growth Fund	0.75%
Neuberger Berman Select Equities Fund	0.75%
Neuberger Berman Small Cap Growth Fund	0.75%
Neuberger Berman Socially Responsive Fund	0.75%

Series	Service Fee (as a Percentage of Average Daily Net Assets of Class C)

Neuberger Berman Climate Change Fund	0.25%
Neuberger Berman Emerging Markets Equity Fund	0.25%
Neuberger Berman Equity Income Fund	0.25%
Neuberger Berman Guardian Fund	0.25%
Neuberger Berman International Large Cap Fund	0.25%
Neuberger Berman Large Cap Disciplined Growth Fund	0.25%
Neuberger Berman Large Cap Value Fund	0.25%
Neuberger Berman Mid Cap Growth Fund	0.25%
Neuberger Berman Select Equities Fund	0.25%
Neuberger Berman Small Cap Growth Fund	0.25%
Neuberger Berman Socially Responsive Fund	0.25%

Dated: June 12, 2009